TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                           THE JPM INSTITUTIONAL FUNDS

                                       and

                       STATE STREET BANK AND TRUST COMPANY




























JPM259C
[1C193/WP2319C]


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                                TABLE OF CONTENTS

                                                                Page

Article 1         Terms of Appointment; Duties of the Bank      2

Article 2         Fees and Expenses                             5

Article 3         Representations and Warranties of the Bank    6

Article 4         Representations and Warranties of the Fund    7

Article 5         Data Access and Proprietary Information       8

Article 6         Indemnification                              10

Article 7         Standard of Care                             14

Article 8         Covenants of the Fund and the Bank           14

Article 9         Termination of Agreement                     16

Article 10        Additional Funds                             16

Article 11        Assignment                                   17

Article 12        Amendment                                    17

Article 13        Massachusetts Law to Apply                   17

Article 14        Merger of Agreement                          18

Article 15        Limitations of Liability of the Trustees
                  and the Shareholders                         18

Article 16        Counterparts                                 18


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                      TRANSFER AGENCY AND SERVICE AGREEMENT


         AGREEMENT made as of the 23rd day of December, 1992, by and between THE JPM INSTITUTIONAL FUNDS, a Massachusetts business trust, having its principal office and place of business at 6 St. James Avenue, Boston, Massachusetts 10017 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund has established and will offer and continue to offer shares in one series initially, The JPM Institutional Treasury Money Market Fund (such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios");

         WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


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Article 1         Terms of Appointment; Duties of the Bank

                  1.01 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of beneficial interest of the Fund representing interests in each of the respective Portfolios ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.
                  1.02 The Bank agrees that it will perform the following services:

                  (a) In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:

                   (i) Receive orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Declaration of Trust of the Fund (the "Custodian");


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                  (ii)     Pursuant to purchase  orders,  issue  the appropriate
                           number  of  Shares  and  hold   such  Shares  in  the
                           appropriate Shareholder account;

                 (iii) Receive redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                  (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                   (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

                  (vi) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

                 (vii) Report abandoned property to the various states as authorized by the Fund per policies and principles agreed upon by the Fund and the Bank.

                (viii) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

                  (ix) Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Bank shall also

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                           provide  the Fund on a regular  basis  with the total
                           number of Shares which are  authorized and issued and
                           outstanding  and  shall  have  no  obligation,   when
                           recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

                  (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing

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Shareholder  account information and (ii) provide a system which will enable the
Fund to monitor the total number of Shares sold in each State.

                  (c) In addition, the Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund's blue sky State registration status is solely limited to providing the system referred to above, the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

                  (d) Procedures as to who shall provide certain of these services in Article 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and the Bank per the attached service responsibility schedule. The Bank may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

Article 2 Fees and Expenses

                  2.01 For performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under

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Section 2.02 below may be changed  from time to time  subject to mutual  written agreement between the Fund and the Bank.

                  2.02 In addition to the fee paid under Section 2.01 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

                  2.03 The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses promptly following the receipt of the respective billing notice. Procedures applicable to advance payment by the Fund to the Bank of postage for mailing dividends, proxies, Fund reports and other mailings to Shareholder accounts may be established from time to time by agreement between the Fund and the Bank.

Article  3  Representations  and Warranties of the Bank

                  The Bank represents and warrants to the Fund that:

                  3.01 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

                  3.02 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.


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                  3.03 It is empowered under  applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

                  3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

                  3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4 Representations and Warranties of the Fund

                  The Fund represents and warrants to the Bank that:

         4.01 It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

         4.02 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

         4.03 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         4.04 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

         4.05 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios is currently effective and will remain effective, and appropriate state securities law filings have been made and the Fund will use its best efforts to continue to make such filings with respect to all Shares of the Fund being offered for sale.

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Article 5  Data Access and Proprietary Information

                  5.01 The Fund acknowledges that the data bases, computer programs, screen format, report formats, interactive design techniques, and documentation manuals (collectively, "Proprietary Information") furnished to the Fund by the Bank as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

                   (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation;

                   (b) to refrain from copying or duplicating in any way the Proprietary Information;

                   (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such

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                           information    in    accordance   with   the   Bank's
                           instructions;

                   (d) to refrain from causing or allowing third-party data required hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

                   (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties;

                   (f) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

                  Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Article 5. The obligations of this Article shall survive any earlier termination of this Agreement.

                  5.02 If the Fund notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall use its best efforts to promptly correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND

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ALL COMPUTER PROGRAMS AND SOFTWARE  SPECIFICATIONS USED IN CONNECTION  THEREWITH
ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  5.03 If the transactions available to the Fund include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information (such transactions are known as "Customer Originated Electronic Financial Instructions" or "COEFI"), then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

Article 6  Indemnification

                  6.01 The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to any claim, demand, action or suit in connection with:

                  (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                  (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

                  (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund.

                  (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

                  (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state unless any such violation results from failure of the system provided by the Bank to Section 1.02 (b) to operate properly.

                  6.02 The Bank shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Bank as a result of the Bank's lack of good faith, negligence or willful misconduct.

                  6.03 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

                  6.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes, provided that the Bank shall use its best efforts to minimize the likelihood of all damage, loss of data, delays and errors resulting from uncontrollable events, and if such damage, loss of data, delays or errors occur, the Bank shall use its best efforts to mitigate the effects of such occurrence.

                  6.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

                  6.06 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 7  Standard of Care

                  7.01 The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

Article 8  Covenants of the Fund and the Bank

                  8.01 The Fund shall on behalf of each of the Portfolios promptly furnish to the Bank the following:

                  (a) A certified copy of the resolution of the Trustees of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                  (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

                  8.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices. The forms and documents used for the Fund or its Shareholders shall be acceptable to the Fund.

                  8.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem and as may be reasonably acceptable to the Fund. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

                  8.04 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law. Notice shall be given to the other party a reasonable time in advance of any such disclosure. In addition, in the case of any request or demand for the inspection of the Shareholder records of the Fund, the Bank will notify the Fund promptly of receipt of such request or demand and request instructions from an authorized officer of the Fund as to such inspection. The Fund will within two business days furnish instructions to the Bank. Pending receipt of such instructions, the Bank will not disclose such Shareholder records and upon receipt the Bank will abide by such instructions. Notwithstanding any other provision of this Agreement, in the event that (a) the Fund instructs the Bank not to disclose such Shareholder records and the Bank has furnished the Fund with an opinion of counsel that the Bank may be held liable for the failure to disclose such

Shareholder records, the Fund will indemnify the Bank for any such liability, or
(b) the Bank discloses such Shareholder records without proper instructions from the Fund, the Bank shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to such disclosure. The provision of Section 6.06 shall govern such indemnification.

Article  9  Termination of Agreement

                  9.01 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

                  9.02 Should the Fund exercise its right to terminate, all out - of - pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

Article 10  Additional Funds

                  10.01 In the event that the Fund establishes one or more series of Shares in addition to The JPM Institutional Treasury Money Market Fund with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

Article 11  Assignment

                  11.01 Except as provided in Section 11.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

                  11.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

                  11.03 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(1)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(1) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Article 12  Amendment

                  12.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Fund.

Article 13  Massachusetts Law to Apply

                  13.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

Article 14  Merger of Agreement

                  14.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 15  Limitations of Liability of the Trustees and the Shareholders

                  15.01 A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund. Article 16 Counterparts

                  16.01 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                             THE JPM INSTITUTIONAL FUNDS



                                             BY: /s/ James B. Craver
                                                 Secretary and Treasurer

                                             STATE STREET BANK AND TRUST COMPANY



                                             BY: /s/ Ronald E. Logue
                                                 Executive Vice President

                        STATE STREET BANK & TRUST COMPANY
                         FUND SERVICE RESPONSIBILITIES*

                                                     Responsibility
Service Performed                                    Bank      Fund

1.  Receives orders for the purchase of Shares.                    X

2.  Hold Shares and hold Shares in
    Shareholder accounts.                              X

3.  Receive redemption requests.                                   X

4.  Effect transactions 1-3 above directly
    with broker-dealers.                               N/A

5.  Pay over monies to redeeming Shareholders.         X

6.  Effect transfers of Shares.                                    X

7.  Prepare and transmit dividends and distributions.  X

8.  Issue Replacement Certificates.                    N/A

9.  Reporting of abandoned property.                   X

10. Maintain records of account.                       X

11. Maintain  and keep a current  and accurate
    control  book for each issue of securities.        X

12. Mail proxies.                                                  X

13. Mail Shareholder reports.                                      X

14. Mail prospectuses to current Shareholders.                     X

15. Withhold taxes on U.S. resident and
    non-resident alien accounts.                       X

16. Prepare and file U.S. Treasury Department forms.   X

17. Prepare  and mail  account  and  confirmation
    statements  for Shareholders.                      X

                                                     Responsibility
Service Performed                                    Bank      Fund

18. Provide Shareholder account information.                       X


19. Blue sky reporting.                                            X

* Such services are more fully described in Article 1.02 (a), (b) and (c) of the Agreement.

THE JPM INSTITUTIONAL FUNDS



BY:  /s/ James B. Craver
     Secretary and Treasurer

STATE STREET BANK AND TRUST COMPANY



BY:  /s/ Ronald E. Logue
    Executive Vice President

[logo] State Street [registered trademark]

State Street Bank and Trust Company
P.O. Box 1713
Boston, Massachusetts 02105-1713

                          STATE STREET BANK & TRUST CO.

                         Fee Information for Services as
                     Transfer and Dividend Disbursing Agent

                             JPM Institutional Funds

General: Fees are based on annual per shareholder account charges for account maintenance. Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Annual Maintenance Charge:

 .    Daily Dividend Funds - Per Account, Per Year                    $20.00
 .    Non-daily Dividend Funds - Per Account, Per Year                $15.00

 .    There would be a minimum charge per Fund of $16,000 per
     annum.

Other Fees:

 .    Closed Accounts, Per Account, Per Month                          $0.10

     Disaster Recovery/Emergency Backup per Account
     Serviced Per Year                                                $0.25

 .    Investor Account, Per Year                                       $1.80

The following features will each be assessed additional charges as an add-on to the annual per account rate.

 .    Transmissions, Per Type, Per Month                             $300.00
 .    Super Selects                                                  $100.00
 .    Customized Tape Generations                                    $150.00
 .    Spacs                                                           $25.00

Out-of-Pocket Expenses:

 .    Out-of-Pocket expenses include but are not limited to:
     confirmation statements, stationery, forms, postage, microfilm, microfiche, and expenses incurred at the specific direction of the Fund.

The JPM Institutional Funds                State Street Bank & Trust Co.

By:  /s/ Thomas M. Lenz                    By:  /s/ Indistinguishable
     Title:  Secretary                     Title:  Vice President

Date:  May 9, 1996                         Date:  May 29, 1996

                           The JPM Institutional Funds
                               6 St. James Avenue
                           Boston, Massachusetts 02116
                                 (617) 423-0800


                                            February 1, 1993



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Ladies and Gentlemen:

Re:  Transfer Agency and Service Agreement

This is to advise you that the Board of Trustees of The JPM Institutional Funds (the "Fund") has established and organized ten new series of shares of beneficial interest: The JPM Institutional Money Market Fund, The JPM Institutional Tax Exempt Money Market Fund, The JPM Institutional Short Term
Bond Fund, The JPM Institutional Bond Fund, The JPM Institutional Tax Exempt Bond Fund, The JPM Institutional Selected U.S. Equity Fund, The JPM Institutional U.S. Stock Fund, The JPM Institutional U.S. Small Company Fund, The JPM Institutional International Equity Fund and The JPM Institutional Diversified Fund (collectively the "Portfolios"). In accordance with the additional funds provision in Section 10.01 of the Transfer Agency and Service Agreement dated December 23, 1992 between the Fund and State Street Bank and Trust Company ("State Street"), the Fund hereby requests that State Street act as Transfer Agent for the Portfolios under the terms of the agreement.

Please indicate your acceptance of the foregoing by executing the four originals of this letter agreement, returning two to the Fund and retaining two agreements for your records.

                                            Very truly yours,



                                            By /s/ James B. Craver
                                               James B. Craver
                                               Secretary and Treasurer

Agreed to this 1st day of February, 1993

STATE STREET BANK AND TRUST COMPANY


By /s/ Ronald E. Logue
   Executive Vice President

JPM259C

                           The JPM Institutional Funds
                               6 St. James Avenue
                           Boston, Massachusetts 02116
                                 (617) 423-0800



                                            September 27, 1993



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Ladies and Gentlemen:

Re:  Custodian Contract and Transfer Agency and Service Agreement

This is to advise you that the Board of Trustees of The JPM Institutional Funds (the "Fund") has established and organized two new series of shares of beneficial interest: The JPM Institutional International Bond Fund and The JPM Institutional Emerging Markets Equity Fund (collectively the "Portfolios"). In accordance with the additional funds provisions in Article 16 of the Custodian Contract dated December 23, 1992 and in Section 10.01 of the Transfer Agency and Service Agreement dated December 23, 1992, as amended, between the Fund and State Street Bank and Trust Company ("State Street"), the Fund hereby requests that State Street act as Custodian and Transfer Agent for the Portfolios under the terms of the respective contracts.

Please indicate your acceptance of the foregoing by executing the eight originals of this letter agreement, returning four to the Fund and retaining four agreements for your records.

                                            Very truly yours,



                                            By /s/ James B. Craver
                                               James B. Craver
                                               Secretary and Treasurer

Agreed to this 27th day of September, 1993

STATE STREET BANK AND TRUST COMPANY


By /s/ Ronald E. Logue
   Executive Vice President

JPM259C

                           The JPM Institutional Funds
                               6 St. James Avenue
                           Boston, Massachusetts 02116
                                 (617) 423-0800



                                            March 10, 1994



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Ladies and Gentlemen:

Re:  Custodian Contract and Transfer Agency and Service Agreement

This is to advise you that the Board of Trustees of The JPM Institutional Funds (the "Fund") has established and organized a new series of shares of beneficial interest, The JPM Institutional New York Total Return Bond Fund (the "Portfolio"). In accordance with the additional funds provisions in Article 16 of the Custodian Contract dated December 23, 1992, as amended, and in Section
10.01 of the Transfer Agency and Service Agreement dated December 23, 1992, as amended, between the Fund and State Street Bank and Trust Company ("State Street"), the Fund hereby requests that State Street act as Custodian and Transfer Agent for the Portfolio under the terms of the respective contracts.

Please indicate your acceptance of the foregoing by executing the eight originals of this letter agreement, returning four to the Fund and retaining four agreements for your records.

                                            Very truly yours,



                                            By /s/ James B. Craver
                                               James B. Craver
                                               Secretary and Treasurer

Agreed to this 10th day of March, 1994

STATE STREET BANK AND TRUST COMPANY


By /s/ Ronald E. Logue
   Executive Vice President

JPM259C

                           The JPM Institutional Funds
                               6 St. James Avenue
                           Boston, Massachusetts 02116
                                 (617) 423-0800



                                            February 28, 1996



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Ladies and Gentlemen:

Re:  Custodian Contract and Transfer Agency and Service Agreement

This is to advise you that the Board of Trustees of The JPM Institutional Funds (the "Fund") has established and organized three new series of shares of beneficial interest (The JPM Institutional European Equity Fund, The JPM Institutional Japan Equity Fund and The JPM Institutional Asia Growth Fund) (the "Portfolios"). In accordance with the additional funds provisions in Article 16 of the Custodian Contract dated December 23, 1992, as amended, and in Section
10.01 of the Transfer Agency and Service Agreement dated December 23, 1992, as amended, between the Fund and State Street Bank and Trust Company ("State Street"), the Fund hereby requests that State Street act as Custodian and Transfer Agent for the Portfolios under the terms of the respective contracts.

Please indicate your acceptance of the foregoing by executing the eight originals of this letter agreement, returning four to the Fund and retaining four agreements for your records.

                                            Very truly yours,



                                            By /s/ Thomas M. Lenz
                                               Thomas M. Lenz
                                               Secretary

Agreed to as of this 29th day of February, 1996

STATE STREET BANK AND TRUST COMPANY


By /s/ Ronald E. Logue
   Executive Vice President

JPM259C

                           The JPM Institutional Funds
                           60 State Street, Suite 1300
                           Boston, Massachusetts 02109
                                 (617) 557-0700



                                            December 18, 1996



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Ladies and Gentlemen:

Re:  Custodian Contract and Transfer Agency and Service Agreement

This is to advise you that the Board of Trustees of The JPM Institutional Funds (the "Fund") has established and organized two new series of shares of beneficial interest (The JPM Institutional Disciplined Equity Fund and The JPM Institutional International Opportunities Fund) (the "Portfolios"). In accordance with the additional funds provisions in Article 16 of the Custodian
Contract dated December 23, 1992, as amended, and in Section 10.01 of the Transfer Agency and Service Agreement dated December 23, 1992, as amended, between the Fund and State Street Bank and Trust Company ("State Street"), the Fund hereby requests that State Street act as Custodian and Transfer Agent for the Portfolios under the terms of the respective contracts.

Please indicate your acceptance of the foregoing by executing the eight originals of this letter agreement, returning four to the Fund and retaining four agreements for your records.

                                            Very truly yours,



                                            By /s/ Richard W. Ingram
                                               Richard W. Ingram
                                               President and Treasurer

Agreed to as of this 18th day of December, 1996

STATE STREET BANK AND TRUST COMPANY


By ___________________________
    Executive Vice President

JPM259C